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                                                                Exhibit 10.137



                   SECOND AMENDMENT TO RENEWAL PROMISSORY NOTE
                               (OVERLINE FACILITY)

         THIS SECOND AMENDMENT TO RENEWAL PROMISSORY NOTE (the "Overline Facility") is made and entered into by and among AMSOUTH BANK (the, "Bank") and DIVERSICARE MANAGEMENT SERVICES, CO., a Tennessee corporation (the "Borrower").

                              W I T N E S S E T H :

         WHEREAS, Borrower executed to Bank that certain Renewal Promissory Note (Overline Facility) dated October 1, 2000, in the original principal amount of THREE MILLION FIVE HUNDRED THOUSAND AND NO/100 ($3,500,000.00) DOLLARS as amended by the First Amendment to Renewal Promissory Note (Overline Facility) executed by Borrower in December, 2000 (the "Note"); and

         WHEREAS, Bank has agreed to modify the Note in accordance with the terms and conditions of the Second Amendment to Master Amendment dated as of December 15, 2002, executed by Bank, Debtors (as defined therein) and GMAC Commercial Mortgage, Corporation

         NOW, THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

         1. The Note is amended to provide that as of December 15, 2002, the interest rate, prior to default or maturity, shall be reduced from nine and one half percent (9 1/2%) per annum to seven and one half percent (7 1/2%) per annum, and that the Maturity Date, as defined in the Note, shall be changed from January 15, 2004 to July 11, 2003.

         2. The Note is amended as stated herein, but no further or otherwise, and the terms and provisions of the Note, as hereby amended, shall be and continue to be in full force and effect. Nothing herein is intended to operate to release or diminish any right of Bank under the Note or with respect to any collateral securing the Note or with respect to any guaranty or suretyship agreement for the Note, all of which shall remain in full force and effect. This instrument constitutes the entire agreement of the parties with respect to the subject matter hereof.




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         IN WITNESS WHEREOF, this instrument has been executed on the ___ day of
December, 2002 to be effective on the 15th day of December, 2002.


                                        BORROWER:

                                        DIVERSICARE MANAGEMENT SERVICES CO.,
                                        a Tennessee corporation


                                        By: /s/ William R. Council, III
                                            ------------------------------------
                                            Name: William R. Council, III
                                                 -------------------------------
                                            Title: CEO & President
                                                  ------------------------------


                                        BANK:

                                        AMSOUTH BANK

                                        By: /s/ Tim McCarthy
                                           -------------------------------------
                                           Tim McCarthy, Sr. Vice President





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